AGREEMENT

Effective Date: On Signature Page

Dear “Buyer”:

    When accepted by you, by your execution below, this will evidence the agreement (“Agreement”) between you, as the “Buyer” (the Buyer is “ARBUTHNOT HOLDINGS LTD.) and ROCKOIL ENERGY OF TEXAS, INC., a Texas corporation, as the “Company” or “Seller,” for the acquisition by Buyer of an undivided working interest in certain South Texas Re-Entry Prospects located in either Dewitt, Karnes, Lavaca, or Victoria Counties on a “turnkey” basis and further described on a well by well basis on Exhibit A hereto or to be added by written agreement of the Buyer and Seller all as provided below.

Buyer and Seller agree as follows:

1. Property. Seller is the present holder of certain leasehold interests in Oil and Gas leases. These leases contain abandoned wellbores viable for the purpose of re-entry and are presented as a “Group.” (the “Group”). The Group is more particularly identified on Exhibit “A” attached hereto and incorporated by reference. Seller is and will remain the owner of all of the personal property, improvements, lease, well equipment, easements, permits, licenses, servitudes and rights-of-way, if any (including, but not by way of limitation, if any, all units, casing, tubing, tanks, boilers, separators, buildings, fixtures, machinery, injection facilities, salt water disposal facilities, compression facilities and other equipment, processing plants, gathering systems, pipelines, power lines, telephone and telegraph lines, roads and other appurtenances and easements) situated upon or used or useful or held for future use in connection with the exploration, development or operation or maintenance of the Group, with the initial property to be a three well program under Exhibit A (the “Property” or “Personal Property”).

2. Purchase Price, Interests Acquired (Turnkey) and Distribution. A. Purchase Price. The Buyer shall pay the sum of $2,550,000 (“Purchase Price”) to Seller for each three wells pursued within the Group. Payment will be made in whole or part following the date of this Agreement with full payment as soon as possible. Seller will commence to use all such payments from Buyer for the operations that are the subject hereof notwithstanding less than full payment by the Buyer (in the event that Buyer fails to pay the full price by August 1, 2005, Seller will allocate a pro rata portion of what Buyer would otherwise obtain less any consideration, determined by Seller, for the resulting disruption in the business plan given less than full payment by the Buyer). All figures are in U.S. dollars and any payment remitted to the Seller must be done via a U.S. banking institution. Purchase Price is non-refundable.

B. Interests Acquired (Turnkey). In consideration of the Purchase Price, Seller will be given a Working Interest, subject to this Agreement, in what are intended to eventually be three commercially producing oil and or gas wells within the Group on what is called a “turnkey” basis (turnkey meaning that any costs Seller encounters to complete the three well reworks, beyond the $2,550,000, will be the responsibility of Seller, and Buyer will not need to advance additional monies). While Seller cannot guarantee the timing or attaining of commercial production, given there are a multitude of factors beyond Seller’s control, Seller will endeavor using best efforts to develop such production on an expedited basis.

C. Distributions. The Working Interests entitle the Buyer to distributions from available “net revenues” of the commercial production, this being the entitlement of the Buyer under this Agreement in consideration for the Purchase Price. Distribution will occur and be subject to the following. As to payment from each dollar in “net revenues” (defined below) from any one or more of the wells operated within the Group, the parties agree that the following shall control distribution: Seller will first retain and allocate and pay 30% of the balance for both Property and Seller operational royalties and taxes payables and related charges and expenses, then 5% of the then remaining balance will be paid to a New York business consultant to the parties as contracted by Seller, then from the balance, a payment towards a monthly “Hold Back,” into an account established by Seller (defined below), and, then the remaining proceeds will be allocated and paid 25% to Seller and 75% to Buyer.

D. Misc. (i) Payments will be in U.S. dollars.

(ii) Net revenues shall be gross revenue from oil and gas and condensate sales generated by the well operations identified under Exhibit A, less transportation, storage, sales commissions and other customary deductions from gross resulting in the figure for “net revenues.”

(iii) The Hold Back, which will be deducted as stated above, will be the total sum of $10,000 each month of commercial production, which will be placed in a designated bank account by Seller to be drawn down to facilitate potential future rework costs as to the subject Group, as needed, which monies will be reviewed annually by Seller as operator to determine whether same should be retained for reworks or considered as distributable under this Agreement (so that the unused amount not retained for future reworks will be distributed to Seller and Buyer per the existing interest percentages as of date of release by Seller for distribution). Therefore, if at the end of each year following commercial production as to a well, the Seller concludes the Hold Back is not committed for or reasonably projected to be used for expenditures, it will be released to Seller and Buyer.

(iv) Monies due to Buyer per this Agreement will be paid within 30 business days following the financial quarter of accrual from receipts of gross revenues. Monthly statements summarizing subject Property financial activity will be supplied to Buyer.

3. Reworking Operations and Certain Reports. A.  Seller agrees to rework the Group or Group part selected to complete, or recomplete, wells in the Zone of Interest, as more fully described under Exhibit A attached hereto and incorporated by reference herein (the “Reworking Operations”). Seller will use the net proceeds of the Purchase Price to execute the Reworking Operations focusing on the Exhibit A zones, expending the proceeds as it determines. If the first zone of interest targeted by Seller for the rework fails to produce commercially, a second zone in the same wellbore will be selected and tried by the Seller, at no cost to the Buyer. Seller will, on a best efforts basis, act to produce three commercially performing wells within the Group. Seller will have full control as to Reworking Operations except as described herein. Seller is, notwithstanding anything, sole operator. Seller, based upon the intent and wish to achieve commercial production subject to the provisions of this Agreement, agrees and represents that: it will continue its operations, and not cease or abandon business operations or terminate its existence as a business operation or corporation, while performing under this Agreement, for any bad faith purpose such as avoiding the performance due from Seller hereunder, and also Seller will not act in bad faith in treating minor or nominal production as having met the goal of commercial production and Seller also will not act in bad faith in intentionally abandoning a well zone on the argument or basis that Seller tried and failed when in reality Seller could have undertaken more focused efforts to pursue production from the zone. Note that Seller has the right to modify its plans, from time to time, but only as deemed necessary by Seller, for the purposes of accomplishing the project.

B. Seller will supply Buyer with weekly progress reports on an informal basis, more comprehensive monthly reports, and highly detailed quarterly reports including financial figures.

C. Full geological reports and estimated reserve reports will be made available to Buyer.

4. Additional Wells. Seller will continue to update Buyer with area developments and production statistics as requested during and the validity of this Agreement as to the Property and other opportunities made available by Seller since it is contemplated Buyer may purchase, as to additional properties beyond Exhibit A, additional Working Interests which will be priced on a per prospect basis and working interest terms and other terms as set forth herein, potentially, without guarantee, of up to $50 million in additional purchase payments to Seller. In this regard, as the parties will confirm by amendment to this Agreement, the terms hereof will apply to said additional pursuits. The potential gas wells for each additional project will be discussed and agreed by both parties. Full geological reports and estimated reserve reports will be made available prior to concluding the choices. Wells will be selected by Buyer from those available in the DeWitt county area and available from Seller’s portfolio of leases containing wells. Wells with the highest estimates at the time will be chosen in conjunction with the recommendation from Seller in respect of ease of operation. This paragraph relates to potential future prospects.

5. Transfer by Buyer. Following execution of this Agreement, upon payment of the Purchase Price, in whole or part, it will be deemed that Buyer was transferred that portion of the Working Interest above, based upon a total Purchase Price due of $2,550,000 for the interests stated, but only to the extent so paid by the Buyer. Buyer has the right to transfer its future expected return or distribution as stated below in the Section titled, “Assignment and Third Parties Dealing With Buyer.” Notwithstanding this Section or the referenced section or anything whatsoever, Seller will deal exclusively with Buyer and not contact any third party dealing with Buyer, as detailed below.

6. Operations and Independent Relationship. The parties acknowledge they are independent from one another, each responsible for taxes, compliance with laws, and independent operations, with Seller to be responsible for operation of the business discussed herein. This Agreement does not create an exclusive relationship, partnership, or other relationship in that the Seller and Buyer are permitted to conduct business independent of one another.

7. Access to Information. Upon execution of this Agreement, Seller shall provide Buyer access to and the right to copy all leases, assignments of lease, title opinions, abstracts of title and other title information in Seller’s possession with respect to the Property.

8. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a) Buyer is duly organized, validly existing and in good standing under the laws of its incorporation or creation, and is duly qualified to carry on its business in all jurisdictions in which it is conducting business.

(b) (i) Buyer has all requisite power and authority to carry on business as presently conducted, to enter this Agreement, and to perform obligations under this Agreement.

      (ii) The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, if Buyer is an organization, any provision of Buyer’s charter, bylaws or governing documents.

      (iii) The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any agreement or instrument to which Buyer is a  party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

(c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action or the part of Buyer.

9. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

(a) Seller is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified to carry on its business in all jurisdictions in which it is conducting business.

(b) Seller has all requisite power and authority to carry on business as presently conducted, to enter this Agreement, and to perform obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Seller’s charter, bylaws or governing documents, or any agreement or instrument to which Seller is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller

(c) To Seller's best of knowledge and belief, all leases applicable to the Units and Units are in full force and effect and are valid and subsisting.

(d) To Seller's best of knowledge, all laws, rules, regulations, ordinances and orders of all local, tribal, state and federal governmental bodies, authorities and agencies having jurisdiction over the Property have been complied with, including without limitation, environmental laws, rules, regulations, ordinances and orders.

10. Indemnification. A. Seller shall be responsible for, shall pay on a current basis, and shall indemnify, save, hold harmless, discharge and release Buyer, and affiliates, successors and, permitted assignees, and, if any, respective stockholders, directors, officers, employees, agents and representatives (collectively, “Seller Indemnified Parties”) from and against any and all claims, costs, expenses and liabilities (including reasonable attorneys fees and the fees of expert witnesses) asserted by others against Seller Indemnified Parties arising from, based upon, related to or associated with (a) any act or omission by Seller involving or relating to the Property, including, without limitation, those related to known violations of or non-compliance with environmental laws, rules, regulations, ordinances or orders which relate to the condition of the Properties and (b) the fees of any brokers' or finders' fees or commissions arising with respect to brokers or finders both retained or engaged by Seller and resulting from or relating to the transactions contemplated in this Agreement.

B. Buyer shall be responsible for, shall pay on a current basis, and shall indemnify, save, hold harmless, discharge and release Seller, and affiliates, successors and, permitted assignees, and, if any, respective stockholders, directors, officers, employees, agents and representatives (collectively, “Buyer Indemnified Parties”) from and against any and all claims, costs, expenses and liabilities (including reasonable attorneys fees and the fees of expert witnesses) asserted by others against Buyer Indemnified Parties arising from, based upon, related to or associated with (a) any act or omission by Buyer involving or relating to its business, including, without limitation, those related to known violations of or non-compliance with laws, rules, regulations, ordinances or orders and (b) any payments owed by the Buyer to third parties.

11. Securities Laws and Regulations. The Seller requires the Buyer confirm certain representations and agreements relating to the concern that the subject of this Agreement, offer and sale of Working Interests to a sophisticated person(s), is satisfied, and therefore the Buyer hereby represents and agrees:

(i) The undersigned has received and carefully reviewed this Agreement and the document titled Offer and Agreement by the Seller which accompanies it, and the undersigned has not been furnished with any other materials or literature relating to the Company or the purchase discussed herein not made apart hereof;

(ii) The undersigned has had a reasonable opportunity to ask questions of and receive answers from the Seller concerning the Seller and the subject, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

(iii) The undersigned has such knowledge and expertise in financial and business matters such that the undersigned is capable of evaluating the merits and risks involved in a purchase of the Working Interests;

(iv) The information delivered by the undersigned to the Seller about the Buyer is true, complete and correct in all material respects;

(v) Except as set forth in this Agreement, no representations or warranties have been made to the undersigned by the Seller or any agent, employee or affiliate of the Seller and in entering into this transaction the undersigned is not relying upon any information, other than that contained in this Agreement.

          (vi)  The undersigned understands (a) provided the Working Interests are Securities, the Securities have not been registered under the Securities Act of 1933, as amended ("Act") or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings and/or pursuant to Regulation D under the Act and/or pursuant to Regulation S of the SEC; (b) the Securities are “restricted securities” as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (c) the Securities may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless an exemption from such registration provisions are available with respect to said resale or transfer; (d) the Company is under no obligation to register the Securities under the Act or any state securities laws, or to take action to make any exemption from any such registration provisions available; (e) any document reflecting the Securities may bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (f) stop transfer instructions may be placed on the Securities;

          (vii) The undersigned is acquiring the Securities solely for the account of the undersigned, for investment purposes only, and not with an immediate view towards the resale or distribution thereof;

          (viii) The undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the undersigned hereunder; and this Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms; and

          (ix) The undersigned is a knowledgeable and experienced investor and is an "accredited investor,” as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

REGULATION S DISCLOSURE AND AGREEMENT

SECURITIES ACQUIRED FROM US, THE ISSUER, A DISTRIBUTOR, OR ANY RESPECTIVE AFFILIATE(S) ARE DEEMED TO BE "RESTRICTED SECURITIES" AS DEFINED IN SEC RULE 144 AND SO RESALES OF ANY OF SUCH RESTRICTED SECURITIES BY WHOEVER IS THE OFFSHORE PURCHASER MUST BE MADE IN ACCORDANCE WITH REGULATION S (§§ 230.901 THROUGH 230.905, AND PRELIMINARY NOTES), THE REGISTRATION REQUIREMENTS OF THE ACT OR AN EXEMPTION THEREFROM. ALSO, SUCH "RESTRICTED SECURITIES," WILL CONTINUE TO BE DEEMED TO BE RESTRICTED SECURITIES, NOTWITHSTANDING THAT THEY WERE ACQUIRED IN A RESALE TRANSACTION MADE PURSUANT TO § 230.901 OR .904.

You also agree and represent, by subscribing or entering into the Agreement, that:

a. In general, the securities have not been registered and may not be offered or sold in the United States or to a “U.S. person” (see definition below) unless the securities are registered under the Securities Act of 1933, as amended (“Act”), or an exemption from the registration requirements of the Act is available. Also, hedging transactions involving these securities may not be conducted unless in compliance with the Act;

b. Offering restrictions have been implemented, including the inclusion, on all certificates to be issued, a statement that the interests are subject to Regulation S and specifically a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S (§§ 230.901 through 230.905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;

c. Our offer to you is not made to a U.S. person or for the account or benefit of a U.S. person.........you represent and promise you are not a U.S. person;

d. You certify that you are not a U.S. person and you are not acquiring the securities for the account or benefit of any U.S. person and you have purchased securities in a transaction that did not require registration under the Act;

e. You agree to resell such securities only in accordance with the provisions of Regulation S ( including §§ 230.901 through 230.905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and you agree not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

f. Our Company shall refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S (§§ 230.901 through 230.905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and

g. Each distributor selling securities to a distributor, a dealer (as defined in section 2(a) (12) of the Act (15 U.S.C. 77b (a) (12)), or a person receiving a selling concession, fee or other remuneration, prior to the expiration of a one-year distribution compliance, agrees to send a confirmation or other notice to any purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

"U.S. person" means:
    (i)  Any natural person resident in the United States;
    (ii)  Any partnership or corporation organized or incorporated under the laws of the United States;
    (iii) Any estate of which any executor or administrator is a U.S. person;
    (iv) Any trust of which any trustee is a U.S. person;
    (v)  Any agency or branch of a foreign entity located in the United States;
    (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
    (vii)  Any discretionary account or similar account (other than an estate or trust)  held by a dealer or other fiduciary organized, incorporated, or (if an individual)  resident in the United States; and
    (viii) Any partnership or corporation if:
         (A) Organized or incorporated under the laws of any foreign jurisdiction.
         (B) Formed by a U.S. person principally for the pupose of investing in securities not registered under the Act, is organized or incorporated, and owned, by accredited investors (as defined in § 230.501(a) of SEC Regulation D) who are not natural persons, estates or trusts.
The following are not "U.S. persons":
    (i)  Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non- U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

    (ii)  Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and the estate is governed by foreign law;
    (iii) Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;
    (iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;
    (v) Any agency or branch of a U.S. person located outside the United States if:
A. The agency or branch operates for valid business reasons; and
B. The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and
    (vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

AS TO REGISTRATION OR COMPLIANCE WITH THE JURISDICTION OF YOUR RESIDENCE, BY SUBSCRIBING YOU, A SOPHISTICATED INVESTOR, CONFIRM TO US YOUR SUBSCRIPTION IS IN COMPLIANCE.

12. Miscellaneous. (a) Further Assurances. Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereto.

    (b) Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement shall be in writing and the same shall be deemed to have been given on the same day if delivered in person, by overnight courier or by facsimile to the facsimile number for the party to whom the notice is given. From time to time any party may designate another address or facsimile number or telephone number for all purposes of this Agreement by notifying the other party of such change in accordance with the provisions hereof.

(c) Entire Agreement. This Agreement constitutes the entire agreements between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

(d) Binding Effect; Benefits. Captions are for convenience and do not control interpretation of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successor or assigns and for the benefit of no other person.

(e) Confidentiality. Seller agrees to keep and maintain all information received from Buyer, and the terms of this Agreement, confidential and not to publish or disclose such information to any other party; provided, however, that (i) any of such information may be disclosed to Seller’s employees who need to know such information to implement the business relationship between the Seller and Buyer (providing such employees shall be informed by Seller that such information is confidential and shall be directed by Seller to treat such information confidentially), (ii) any disclosure of such information may be made to which the Buyer consents in writing, and (iii) any disclosure required, upon advice of Seller’s counsel, for Seller, or Seller’s parent company, to comply with securities laws and regulations and/or concerns.

(f) Assignment and Third Parties Dealing With Buyer. (i). This Agreement and the rights, remedies, obligations or liabilities arising hereunder or by reason hereof shall not be assignable by Buyer provided, however, at no cost or obligation to the Seller, an independent of the Seller, Buyer may pledge, sell or transfer the future potential returns to the Buyer under this Agreement, provided further that the Seller shall only be required to communicate with Buyer but not any third party, Buyer shall only take such action with strict compliance with all laws and regulations and without any misrepresentations (for example, in connection with the application of Regulation S, any such third party shall not in anyway be a “U.S. Person”) and Seller shall not be bound or part of any such third party arrangements. Seller shall never be bound to any statement, change, representation, or promise made by the Buyer or third party contrary to the terms herein, and all transactions must be in compliance with all applicable laws and regulations, including, to the extent applicable, securities laws and regulations.

(ii).  All persons and firms contracting with Buyer as to potential returns cannot either during the time of the Agreement or at any other time after be approached by Seller for investment or business of any description and any information, including name and contact detail, which may be supplied to Seller by Buyer, cannot be released by Seller for any purpose other than that required by law. Seller will not materially amend or update Seller’s public business material (website, brochures, etc) as to its business without supplying Buyer advance notice and opportunity to discuss.

(iii).  EXCLUSIVE. Seller agrees on its behalf and associated companies, to supply exclusive rights hereby as to those wells in the Group under contract with Buyer so as not to offer investments in this Group to any other organization or client in the offshore market place during the time of this Agreement and for six months after the termination of Agreement as to same.

(g) Expenses. Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including with limitation, legal and accounting fees, costs and expenses.

(h) Cost. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorney’s fees and other costs incurred in such action or proceeding, in addition to other relief to which it may be entitled.

(i) Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

(j) Presumption Concerning Interpretation and Construction. Notwithstanding the fact that preliminary drafts of this Agreement were prepared by any party, the parties hereto and their respective counsel have had opportunity to review and participate in the drafting of the final form of this Agreement. Accordingly, in the event of any ambiguity in the provisions of this Agreement, there shall be no presumption in favor of any party hereto with respect to the interpretation or construction thereof. In the event of any dispute or claim between the parties as to the provisions herein or for any other reason, it will be resolved exclusively by reference to a court of competent jurisdiction in Fort Worth, Texas, and the law controlling this Agreement is Texas law without reference to conflict of law principles.
(k) Effective Date. The effective date hereof shall be the Effective Date on the signature page hereof.

               (l) Survival. Except as specifically set forth herein, the representations, warranties, covenants, and agreements of the parties hereto shall survive the execution of this Agreement but not the termination.

(m) Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. The parties waive any conflict of interest claim with respect to use of any legal or business counsel or professional and reserve the right or waive the right to seek independent legal and other advice prior to execution. Furthermore, this Agreement may be executed by the facsimile signature of any party hereto, it being agreed that the facsimile signature of any party hereto shall be deemed an original for all purposes.

Additional Buyer Representations

1. Buyer confirms it is an accredited investor.

2. Buyer is not a U.S. resident or citizen and is not otherwise a “U.S. Person.”

3. Buyer represents it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with an investment or purchase.

SIGNATURE PAGE

Effective Date:________________

Buyer(s): ___________________________________

By Authorized Officer (Sign Name):________________________________

Address: __________________________________________________________

Fax Number:_______________________________________

ACCEPTANCE

The foregoing is hereby accepted as of the Effective Date indicated above.

RockOil Energy of Texas, Inc.

BY:___________________________
President

EXHIBIT “A”

   The Seller property is the mineral rights to explore develop and extract from the following:

1)
The existing well bore referred to as “Shell Oil Company - Jerome Respondek # 1,” as well as a unit consisting of 40 acres surrounding this well bore. The well bore and associated acreage are located on the following property and is referenced in an Oil, Gas and Mineral Lease recorded in Dewitt County, Texas in Doc # 39193, Vol 153, Page 782, dated 10-26-2004.

161.95 acres of land, more or less, part of the Wm. Fawcett Survey, A-192, and part of the I.R.R.Co. Survey No. 51, A-263, in DeWitt County, Texas, being the same land described in deed from Henry A. Rogers to Jerome Respondek, dated May 4, 1977, recorded in Vol. 244, page 42, Deed Records of DeWitt County, Texas.

2)
The existing well bore referred to as “NRM Petroleum - Weischwill # 1,” as well as a unit consisting of 40 acres surrounding this well bore. The well bore and associated acreage are located on the following property and is referenced in an Oil, Gas and Mineral Lease recorded in Dewitt County, Texas in Doc # 38646, Vol 151, Page 626, dated 9-22-2004.

That certain tract of land in DeWitt County, Texas, containing exactly 40 acres, part of the G. H. Wood Survey, A-482, and part of a 200 acre tract described in Volume 763, Page 339 of the Deed Records of DeWitt County, Texas, this tract having thereon the existing Weischwill #1 Oil or Gas Well given RRC# 118080, this 40 acres tract being described as follow:

Said tract is a part of the First Tract of 100 acres described in the above mentioned deed and being in the shape of a rectangle which has its northwest boundary located on the northwest boundary of said 100 acres First Tract, the most northerly corner of said 40 acres being 2,900 feet along said northwest boundary from the west corner of said 200 acre tract, said west corner being in the north or northeast boundary of FM Highway 237; the northeastern and southwestern boundary of said 40 acres are each 1,000 feet in length and run parallel to the southwestern boundary of said 100 acre tract. The southwestern boundary of said 40 acres lies on the southeastern boundary of said 100 acre tract and is 1,750 feet in length.

3)
The existing well bore referred to as “Prairie Producing - C. Klimitchek #1,” as well as a unit consisting of 40 acres surrounding this well bore. The well bore and associated acreage are located on the following property and is referenced in an Oil, Gas and Mineral Lease recorded in Dewitt County, Texas in Doc # 142538, Vol 326, Page 582, dated 10-29-2004.

120.33 acres, more or less, out of the Moses Wooten Survey, A-496, being the same land more particularly described in that certain deed dated July 7, 1925 from Frank Klimitchek to Charles Klimitchek, recorded in Volume 97, Page 388 of the Deed Records of Lavaca County, Texas.